Exhibit 16.2

June 18, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

We have read the second and third paragraphs of Item 4 included in the Form 8-K/A, dated May 23, 2002, of Loudeye Corp. (formerly Loudeye Technologies, Inc.), Commission File Number 0-29583, and are in agreement with all the statements that refer to our firm.

Very truly yours,

/s/ Arthur Andersen LLP
Arthur Andersen LLP

cc:	Bradley A. Berg Senior Vice President and Chief Financial Officer Loudeye Corp.